                                                                   EXHIBIT 10.16


[LOGO]    WARREN PETROLEUM COMPANY                       PRODUCT SALES AGREEMENT
          A Division of Chevron U.S.A. Inc.


PREPARE IN ORIGINAL AND FOUR COPIES
- --------------------------------------------------------------------------------
Purchaser                       |  Confirming Arrangements Made With
  EMPIRE GAS CORPORATION        |     JOYCE KINNET/EARL NOE
- --------------------------------------------------------------------------------
Address                         |  Arrangements Made By   | Date
  P. O. BOX 303                 |  D. W. CAMPION          |    Nov. 20, 1986
- --------------------------------------------------------------------------------
  Lebanon, MO  65536            |  Warren No.             | Purchaser No.
                                |     No. S40844          |
- --------------------------------------------------------------------------------
1.   Warren will sell the following during period of:  DECEMBER 1, 1986 AND
                                                       THEREAFTER (SEE
                                                       ATTACHMENT NO. 1)
- --------------------------------------------------------------------------------
  Product   |          Quantity      | Delivery Point            | Product Sale
            |                        |                           |    Price
- --------------------------------------------------------------------------------
Description | Approx. Bbls.|Measrmnt.|    Location     | Methods | Cents/Gallon
            |(net at 60    |(see 2)  |                 | (see 3) |
            | degree F)    |         |                 |         |
- --------------------------------------------------------------------------------
HD-5 PROPANE| (SEE AT-     |    A    | Origin          |    A    |(SEE ATTACH-
            |  TACHMENT    |         | MT. VERNON, IN  |         | MENT NO. 1)
            |  NO. 1       |         |                 |         |
- -----------------------------------------------------------------|
            |              |         | Destination     |         |
            |              |         |                 |         |
- --------------------------------------------------------------------------------
2.   Measurement (See General Provisions, Item 2) Basis: V - Volumetric per API
     /X/ A. Trucks                                           Tables 23 and 24 or
     / / B. Tank Cars                                        23A or 24A or 5A
     / / C. Pipeline                                         and 6A
     / / D. Ship or Barge                                M - Mass per GPA 8182
     / / E. Other                                        1 - Origin
            -----------------------------------------    2 - Destination
            -----------------------------------------
- --------------------------------------------------------------------------------
3.   Methods
     /X/  A. To Truck
     / /  B. To Pipeline
     / /  C. To Tank Car
     / /  D. To Barge
     / /  E. To Ship
     / /  F. Other

             -----------------------------------------
             -----------------------------------------
- --------------------------------------------------------------------------------
4.   Specifications
          HD-5 PROPANE
- --------------------------------------------------------------------------------
5.   Product:       /X/ Stenched        / / Unstenched
- --------------------------------------------------------------------------------
6.   Terms     (SEE ATTACHMENT NO. 1)

     / / Expires on __________________________     /s/
- --------------------------------------------------------------------------------
7.   Warren sends statements, invoices and shipping documentation to
          (SAME AS ABOVE)
- --------------------------------------------------------------------------------
8.   Terms of Payment

          NET 10 DAYS FROM DATE OF INVOICE.
- --------------------------------------------------------------------------------
9.   Special Provisions

          THE TERMS AND CONDITIONS SET FORTH IN ATTACHMENT A AND ATTACHMENT
          NO. 1 ARE INCORPORATED HEREIN AND MADE A PART OF THIS AGREEMENT.
- --------------------------------------------------------------------------------
10.  In addition to the above terms and conditions, the General Provisions of this Product Sales Agreement as set forth on the reverse side hereof are incorporated herein by reference and made a part of this Agreement.
- --------------------------------------------------------------------------------
If you are in agreement with the foregoing terms and conditions, please so indicate by signing below and returning one copy of the Agreement to Warren.
- --------------------------------------------------------------------------------
Accepted and Agreed to             |         Warren Petroleum Company
EMPIRE GAS CORPORATION             |         A Division of Chevron U.S.A. Inc.
- -----------------------------------|--------------------------------------------
By  /s/  Earl Noe                  |         By  /s/
- -----------------------------------|--------------------------------------------
                                   |         Mgr., Domestic & Industrial Sales
- --------------------------------------------------------------------------------
Distribution:  Original - Buyer for file                      WP 82021 (CD 9 85)
               Pink     - Buyer for acceptance and             Printed in U.S.A.
                          return to Warren's Tulsa Office
               Yellow   - Distribution Section, Tulsa
               Green    - Marketing Department, Tulsa
               White    - Retained by Originator

                             PRODUCT SALES AGREEMENT
                               GENERAL PROVISIONS


1.   DELIVERIES
     A. When delivery is point of origin, delivery shall be deemed to have been completed:
          1. To ships or barges when the product has passed the vessel's loading flange;
          2. To tank trucks when the product has actually been delivered into the truck;
          3.   To tank cars when the carrier accepts the same for shipment;
          4.   To pipelines upon metering of the product.
     B. When delivery is point of destination, delivery shall be deemed to have been completed:
          1. From ships or barges when the product has passed the vessel's discharge flange;
          2. From tank trucks when truck has been placed at buyer's facilities for unloading;
          3.   From tank cars when carrier delivers same at the destination;
          4.   From pipeline upon metering of the product.
     C. When by an in-line product transfer, delivery shall be deemed to have been completed upon execution of the order by the pipeline carrier.
     D. If any common or contract carrier trucks are used, Warren shall not be liable to Buyer for quantity or quality of product. After completion of loading at the point of origin, Buyer agrees that the handling, care or use of product delivered as herein provided shall thereafter be at Buyer's sole risk and expense.
2. MEASUREMENT--Measurement shall be done in the manner customarily utilized at the point of delivery so long as it is in accordance with one of the following alternatives:
     A. On all deliveries into/out of tank cars, the quantity shall be determined by official tank car capacity tables, meters with no vapor return, or by weighing, in accordance with GPA Publication 8162 and all revisions thereof.
     B. On all deliveries into/out of transport and tank truck equipment, quantities shall be determined by meter with no vapor return, slip tube, rotary gauging device or weighing, in accordance with GPA Publication 8162 and all revisions thereof.
     C. On all deliveries into/out of pipeline, quantity shall be determined by turbine or positive displacement pipeline meter in accordance with API Manual of Petroleum Measurement Standards and all revisions thereof.
     D. On all deliveries to/from ships or barges, shore tank or turbine or positive displacement meter measurements shall determine quantity, unless otherwise agreed upon. Use of meters shall not allow vapor return.
     E. All quantities shall be corrected to 60 degrees Fahrenheit and equilibrium vapor pressure at 60 degrees Fahrenheit.
     F. Volume and compressibility correction factors shall be determined from referenced API tables or computer programs used to generate these tables.
3. PASSAGE OF TITLE AND WARRANTY OF TITLE--Title to the product and risk of loss shall pass to Buyer upon delivery. Warren warrants to Buyer that it has title to the product(s) delivered by it hereunder and the right to deliver same, and agrees to indemnify, defend and hold the Buyer harmless from and against any loss, claim or demand by reason of any failure of such title or breach of this warranty. Except as set forth in this paragraph 3 and elsewhere herein, WARREN MAKES NO OTHER WARRANTY WITH RESPECT TO THE PRODUCT OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.
4. TAXES--Any tax, duty, toll, fee, impost, charge or other exaction, or the amount equivalent thereto, now or hereafter imposed, levied or assessed by any governmental authority upon, measured by, incident to or as a result of the transaction herein provided for, or the transportation, importation, production, manufacture, use or ownership of the goods or source materials thereof which are the subject matter of this Agreement, shall, if collectible or payable by Warren, be paid by Buyer on demand by Warren. Notwithstanding the foregoing, it is understood and agreed that any personal property taxes levied or assessed by any governmental authority upon the value of the products covered by this Agreement shall be paid by the party having title thereto at the time of such assessment. Buyer shall furnish Warren proper exemption certificate where tax exemption is claimed on any or all product(s) delivered hereunder, or shall pay such taxes.
5. FUTURE OBLIGATIONS--SUPPLIER/PURCHASER RELATIONSHIP--This Agreement is freely entered into between the parties hereto. It does not reflect or grow out of any previously existing legal obligation which either party may have to the other to supply any petroleum product. Part of the consideration for this Agreement is each party's express agreement that neither party expects or desires that this Agreement form the basis of any additional future obligation of either party to supply any petroleum product to the other. To the extent that under present or future laws or regulations this Agreement may give rise to such obligations, each party hereby waives in advance its right to enforce any such obligation and upon submittal of written notice of termination by one party to the other under this Agreement, it is agreed that both parties intend to terminate any such additional future supplier/buyer relationship which may be created by this Agreement under such laws or regulations. Additionally, at any time hereafter, the parties agree to submit and/or execute documentation in compliance with the then applicable laws and regulations as may be necessary to evidence such termination insofar as the parties are concerned. The parties further agree to obtain any other consents or authorization required under the then applicable laws and regulations insofar as reasonably possible to give effect to the intent hereof.
6. GOVERNMENT REGULATIONS & LAW--Warren warrants that the product it delivers hereunder will be produced and delivered in full compliance with all applicable federal and state laws and regulations and all Presidential Proclamations which may be applicable. This agreement shall be construed in accordance with the laws of the State of Oklahoma including the Uniform Commercial Code. Buyer agrees to comply with the provisions contained in Exhibit "B" attached hereto, to the extent that such provisions are legally applicable to Buyer.
7. FORCE MAJEURE--If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) due to force majeure, defined herein as acts of God, flood, fire, explosion or storm; transportation difficulty; strike, lockout or other industrial disturbance; war or any law, rule, order or action of any court or instrumentality of the federal or any state government; exhaustion, reduction or unavailability of products from one or more of the sources of supply from which deliveries are normally made hereunder, or exhaustion or unavailability or delay in delivery of any material or product necessary in the manufacture of the product(s) deliverable hereunder; or any other cause or causes beyond its control whether similar or dissimilar to those stated above, then in any such event, it is agreed that the affected party shall give promptly after the occurrence of force majeure notice and full particulars of such force majeure to the other party, the obligations of the affected party shall be suspended for the duration of such inability to perform but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch. Force majeure shall also include the failure of any third party pipeline, through no fault of the parties hereto, to accept the referenced products for transportation to or from Warren's facilities.
8. ASSIGNMENT--This Agreement shall extend to and be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns; but it is expressly agreed that neither party shall voluntarily assign this Agreement without the prior written consent of the other.
9. NOTICE--Any notice hereunder shall be in writing and shall be delivered personally, by mail, by telex, or by telegram to the address first hereinabove set forth, unless changed by notice. Such notice shall be deemed to have been given on the date of the delivery thereof.
10. WAIVER--The waiver by either party of the breach of any provision hereof by the other party shall not be deemed to be a waiver of the breach of any other provision or provisions hereof or of any subsequent or continuing breach of such provision or provisions.
11. ALTERATIONS--No oral promises, agreements or warranties shall be deemed a part hereof, nor shall any alteration or amendment of this Agreement, or waiver of any of its provisions, be binding upon either party hereto unless the same be in writing, signed by the party charged.
12. INSPECTION--Unless otherwise specified, Buyer will provide gauging, sampling, and testing at no charge to Warren. Either party may secure outside inspectors to perform this work and if this is done, the payments for these services will be shared equally among the parties unless some other arrangement for payment is mutually agreed upon.
13. MARINE PROVISIONS--If delivery of any products hereunder is to be accomplished by waterborne transportation, the provisions set out in the "Marine Provisions" attached hereto and made a part hereof shall apply to such deliveries.
14. INVOICES AND TERMS OF PAYMENT--Invoices will be prepared by Warren and transmitted to the Buyer from time to time during the month. Unless otherwise specified, payment is due within ten (10) days after receipt of invoice.
15. FINANCIAL RESPONSIBILITY--If in the judgment of Warren the financial responsibility of Buyer becomes impaired or unsatisfactory, advance cash payments or acceptable security including, but not limited to a letter of credit from a financial institution acceptable to Warren shall be given by Buyer upon demand of Warren, and Buyer's failure to abide by the provisions of this Paragraph shall be considered a breach hereof and in such event payment for all products delivered hereunder shall be due and owing and shall be paid immediately, and Warren may without waiving any rights or remedies it may have, withhold further deliveries until such payment or security is received. Buyer's duty to provide the hereinabove credit assurance shall be a condition precedent to Warren's obligation to perform under this agreement.
16. CONFLICTS OF INTEREST--No director, employee or agent of either party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. Any representative(s) authorized by either party may audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this paragraph.
17. AUDIT--Each party and its duly authorized representatives shall have access to the accounting records and other documents maintained by the other party which relate to the product being delivered to the other party under this Agreement and shall have the right to audit such records once a year at any reasonable time or times during the terms of this Agreement and for two years after the year in which this Agreement terminates. Neither party shall make claim on the other for any adjustment after said two-year period.
18. QUALITY--Any requirements of customer pertaining to potential contaminants and/or specific hydrocarbon composition not listed in Warren's product specification must be identified by customer and allowable concentrations agreed to in writing by both parties prior to delivery of product to be effective under this Agreement.
19. WARREN'S TANK CARS--Unless Warren's tank cars are unloaded and returned to railroad, Buyer shall be liable to Warren for rental at the rate of ________________ for each day or fraction thereof in excess of
     ________________ days (LPG cars). Tank cars shall not be diverted without Warren's written consent.
20. PRICES--Prices at destination include allowance for transportation charges at lowest applicable common carrier rate between shipping point and actual destination. Warren reserves the right to add other shipping points and to change the shipping points on which destination prices are based. Notice of any such additions or changes in shipping points shall be given to Buyer in writing and unless objected to within ten days after receipt, said shipping points shall be deemed accepted by Buyer. Deletions of shipping points shall be made in like manner with like effect. Destination prices are subject to adjustment with changes in common carrier freight rates and any changes in applicable freight rates shall be for Buyer's account. Unless otherwise provided, if common carrier is employed, transportation charges shall be paid by consignee directly to carrier.

     If prices are based on quotations in industry publications, quotations published on dates of shipment shall apply. If no quotations for date of shipment are published in designated industry publication, the last previous quotations in such publication shall govern.

                                                         PRODUCT SALES AGREEMENT
                                                                    ATTACHMENT A

                                                                  (PSA #S-40844)


1. SHORTAGE OF PRODUCTS. Due to uncertainties in the supply/demand situation, Warren may not have sufficient supplies of said product to be delivered hereunder from its then contemplated sources of supply to meet the full requirements of all of its customers, contract or otherwise. Whenever that situation exists and regardless of whether Warren's performance hereunder is otherwise excused, Warren shall have, in addition to any other rights Warren may have under this Agreement, the right to reduce deliveries of such product on any basis which in Warren's opinion is equitable, allowing for such priorities to such classes of customers as Warren deems appropriate. No such priorities to such classes of customers as Warren deems appropriate. No such reduction need be made up. If any such reduction occurs, Buyer shall have the option to accept such reduction occurs, Buyer shall have the option to accept such reduction or to terminate this Agreement as to any or all products by fifteen (15) day's notice to Warren given at any time within thirty (30) days after the notice of reduction.

2. BRAND NAMES. Buyer agrees not represent, or authorize or permit any other person to represent, that the product delivered hereunder is the product of Warren. All products delivered to Buyer hereunder shall be used for sold under Buyer's own brand names or under brand names approved by Warren, and Buyer shall not authorize or permit said product to be used or sold under any other brand names.

3. CONDUCT OF BUYER'S BUSINESS. Buyer agrees to conduct all operations in strict compliance with all applicable law, ordinances, and regulations of governmental authorities. Buyer in the performance of this Agreement is engaged in an independent business and nothing therein contained shall be construed as giving to Warren any right to control Buyer in any way in its performance of this Agreement. Warren has no right to exercise control over any of the Buyer's employees. All employees of Buyer shall be entirely under the control and direction of Buyer who shall be responsible for their actions and omissions.



ATTACHMENT ACCEPTED AND AGREED TO:


EMPIRE GAS CORPORATION                  Warren Petroleum Company
- ---------------------------------       A Division of CHEVRON U.S.A. Inc.


By: /s/  Earl Noe                       By:  /s/
   ------------------------------           ------------------------------------
                                            Mgr., Domestic & Industrial Sales

                            WARREN PETROLEUM COMPANY
                        A Division of Chevron U.S.A. Inc.
                                 P. O. Box 1589
                             Tulsa, Oklahoma  74102

                                ATTACHMENT NO. 1
                                 (LP-GAS SALES)

                       Product Sales Agreement No. S-40844

1. TERM: This agreement shall remain in effect for a primary term of one (1) year beginning December 1, 1986, and shall continue thereafter from year-to-year unless terminated at the end of the primary term or on any subsequent anniversary thereof by either party giving the other the not less than sixty
(60) days' prior written notice of termination.

2. QUANTITY: During the term hereof, Buyer agrees to buy the product herein specified in monthly quantities of not less than the minimum nor more than the maximum set forth below and Warren agrees to sell said quantities to Buyer. Buyer agrees to purchase such quantities from Warren as evenly as possible over each month. Unless otherwise provided, the monthly quantities set forth below shall be the quantities applicable for the entire term of this agreement. Notwithstanding the foregoing, if during any period of this agreement the quantity of product Warren is obligated to deliver to Buyer is prescribed by government rules, regulations or orders, then the quantity of product covered by this agreement shall be the quantity so prescribed for such period and Buyer agrees to buy and Warren agrees to sell such quantity.

                        Volume (In Thousands of Gallons)

                      Minimum   Maximum                  Minimum   Maximum

          April         100       200        October       100       200
                     --------  --------                 --------- --------

          May           100       200        November      100       200
                     --------  --------                 --------- --------

          June          100       200        December      100       200
                     --------  --------                 --------- --------

          July          100       200        January       100       200
                     --------  --------                 --------- --------

          August        100       200        February      100       200
                     --------  --------                 --------- --------

          September     100       200        March         100       200
                     --------  --------                 --------- --------


     For the purposes of determining compliance with the above quantity schedule, purchase of product shall be allocated to the month in which shipment is made. Should either party fail to comply in any amount with the above schedule, the other party may elect to terminate this agreement by mailing notice of such termination on or before the 20th day of the succeeding month.
If the Buyer fails to purchase 100% of the above specified minimum monthly quantities during any month or months of the period beginning April 1 and ending September 30 and Warren does not elect to terminate this agreement, Warren shall not be obligated hereunder to sell to Buyer in any of the succeeding six months (October through March) more than one and one half times the average monthly quantity which Buyer actually purchased during the preceding six-month period (April through September), but in no event more than the maximum monthly quantities shown for each of the months October through March.

     When delivery is into tank trucks furnished by Buyer, the delivery ticket showing the quantity delivered and measured in tank trucks shall be signed by the loader at the point of origin as the agent of Warren and by the truck driver as the agent of the Buyer; thereafter, such quantities shall be conclusively presumed to have been delivered to Buyer.

     Buyer agrees that on or before the 1st day of each month Warren will be furnished with requisitions showing quantities required during such month, delivery dates, and, when applicable, destinations of each shipment to be made by Warren. Warren shall not be obligated to ship less than a tank car load or less than a tank truck load.

3.   METHOD OF DELIVERY: __X__ By tank trucks furnished by Buyer.
                         _____ By tank trucks owned or controlled by Buyer.
                         _____ By tank cars furnished by ____________ with a
                               capacity of ________ gallons each.

4. PRICES: Subject to General Provision No. 20 (Prices) of this agreement, Buyer shall pay the applicable prices per gallon listed under "Price Information" set forth hereinbelow for the product specified, unless and until such prices are changed by written notice given in accordance with the provisions hereof.

     Said prices may be changed at any time and from time to time by Warren upon written notice effective when deposited in the United States Mail, postage prepaid and addressed to Buyer. However, if any such notice shall increase Warren's price per gallon for the designated product to Buyer at any shipping point or destination listed herein above Warren's highest price for such product in effect thereat during the elapsed portion of the calendar year in which Warren's notice is effective, Buyer may by written notice to Warren given and effective within 15 days from the date of Warren's said notice, terminate this contract with respect to such shipping point or destination.

     If the sale is on the basis of a destination price and if delivery is into tank trucks furnished by Buyer, the Buyer shall receive an allowance calculated at the lowest applicable common carrier truck rate between shipping point and actual destination.

                                PRICE INFORMATION
                   (Prices in effect as of November 20, 1986)


   (Check if sale on /X/ shipping point basis or  / / destination price basis)

                                                              Price in
     Shipping Points          Destinations   Product        cents/gallons

     MT. VERNON, INDIANA      VARIOUS        HD-5 PROPANE       25.50

5. ODORIZATION: All product sold and delivered hereunder shall be odorized unless delivery of unodorized product is permitted by law and there is in effect a separate written agreement between Warren and Buyer providing for the delivery of unodorized product.

6. SALE OF BUSINESS: The Buyer agrees that in the event of a sale of its LP-gas business or substantially all of its assets used in its LP-gas business, Buyer will require the purchaser of such business or such assets as a condition of the sale to assume the obligation of Buyer under this agreement.

7. TRADEMARKS: Buyer acknowledges that the CHEVRON and WARRENGAS trademarks are valuable property rights belonging to Chevron Corporation and its subsidiaries, including Chevron U.S.A. Inc., and that any use thereof by Buyer in connection with this agreement is solely for the purposes of advertising products obtained from such subsidiaries. Upon termination of this agreement, Buyer agrees that it will make no further use of such trademarks or any other mark, name or designs confusingly similar therewith.

8. APPORTIONMENT: Notwithstanding the obligations of this agreement, Warren may apportion its available supply at a given location or in a stated area among its customers in such manner as it may determine.



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